Exhibit 31.2
CERTIFICATIONS UNDER SECTION 302
I, Allan Reine, certify that:
1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2016 of Pieris Pharmaceuticals, Inc.; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Dated: April 26, 2018
/s/ Allan Reine
Allan Reine
Title: Chief Financial Officer
(principal financial officer)